    As filed with the Securities and Exchange Commission on October 17, 2001
                                                      Registration No. 333-66736
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                         PRE-EFFECTIVE AMENDMENT NO.1 TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

             SOUTHPOINT RESIDENTIAL MORTGAGE SECURITIES CORPORATION

                                  (Registrant)
             (Exact name of registrant as specified in its charter)

           Tennessee                                    621222739
    (State of Incorporation)                     (I.R.S. Employee I.D. No.)

                               Fifty Front Street
                            Memphis, Tennessee 38103
                                 (901) 524-4192
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ____________________________

                                                  Copy to:
      ROBERT M. FOCKLER                           EDWARD L. DOUMA
      Morgan Keegan Tower                         M. CHRISTINA HEWETT
      Fifty Front Street                          Hunton & Williams
      Memphis, Tennessee  38103                   Riverfront Plaza, East Tower
      (901) 524-4192                              951 East Byrd Street
      (901) 579-4363 (telecopy)                   Richmond, Virginia  23219-4074
(Name, address, including zip code and telephone  (804) 788-8200 number, including area code, of agent for service)(804) 344-7999 (telecopy)
                                 _______________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                            _______________________

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed        Proposed
                                                     Maximum         Maximum
         Title of Securities      Amount to be   Offering Price     Aggregate         Amount of
           Being Registered       Registered*       Per Unit*    Offering Price*   Registration Fee
----------------------------------------------------------------------------------------------------
Pass-Through Certificates and    $250,000,000         100%        $250,000,000       $62,500.00
Asset-Backed Notes
====================================================================================================

  *   Estimated solely for calculating the registration fee pursuant to Rule
457(a).

                       __________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  The following table sets forth the estimated expenses in connection with the offering of $250,000,000 of the Mortgage Pass-Through Certificates and Asset-Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:


       SEC Registration................................  $ 62,500.00
       Printing and Engraving..........................  $ 15,000.00
       Legal Fees and Expenses.........................  $ 75,000.00
       Accounting Fees and Expenses....................  $      0.00
       Trustee Fees and Expenses.......................  $      0.00
       Rating Agency Fees..............................  $      0.00
       Miscellaneous...................................  $  5,000.00

            TOTAL......................................  $158,500.00


Item 15. Indemnification of Directors and Officers.

  Section 48-18-502 of the Tennessee Business Corporation Act provides that a Tennessee corporation may indemnify any director, officer, employee, agent of the corporation, or any other person who is serving at the request of the corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

  By action of its Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee, or agent of the corporation or any other person who is serving at the request of the corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines, and amounts paid in settlement) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and whether or not the corporation would have the power or would be required to indemnify such person under the terms of any agreement or by-law or the Tennessee Business Corporation Act. For purposes of this paragraph (c), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal, provided that such person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director is not entitled to indemnification and provided that a determination is made that the facts then known to those making the determination would not preclude such indemnification. A Tennessee corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation or on the basis that personal benefit was improperly received by such person. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, subject to certain limited exceptions, the Registrant will indemnify its officers and directors to the extent permitted by the Tennessee Business Corporation Act.

  The Registrant, either directly or through its direct or indirect parents, maintains an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers may incur in their capacities as such.

  Under certain sales agreements entered into by the Registrant (as purchaser) with sellers of collateral, such sellers are obligated to indemnify the Registrant against certain expenses and liabilities.

  Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits.

 1.1      Form of Underwriting Agreement*
 4.1      Form of Pooling and Master Servicing Agreement*
 4.2 Standard Terms to Pooling and Master Servicing Agreement (August 2001 Edition)*
 4.3      Form of Indenture*
 4.4      Form of Owner Trust Agreement*
 4.5      Form of Master Servicing Agreement*
 4.6      Standard Terms to Master Servicing Agreement (August 2001 Edition)*
 5.1      Legality Opinion of Hunton & Williams
 8.1      Tax Opinion re: Adequacy of Prospectus Disclosure
 8.2      Tax Opinion re: REMIC Certificates
 8.3      Tax Opinion re: Non-REMIC Certificates
 8.4      Tax Opinion re: Notes
23.1 Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2 and 8.3
24.1      Power of Attorney (included on signature page)*
99.1      Form of Sales Agreement between the Registrant, as Purchaser, and
          Seller*
_________________________

     *   Previously Filed

Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 17, 2001.

                              SOUTHPOINT RESIDENTIAL MORTGAGE
                              SECURITIES CORPORATION (Registrant)

                              /s/ Jere S. McGuffee, II
                              ------------------------
                              Name:  Jere S. McGuffee II
                              Title:  Director and Executive Vice President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jere S. McGuffee II his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Capacity                                Date
---------                             --------                                ----
/s/ Robert A. Baird (by Jere S.       Chairman of the Board of Directors      October 17, 2001
McGuffee, II, attorney in fact)       and President (Principal Executive
Robert A. Baird                       Officer)


/s/ Robert M. Fockler (by Jere S.     Director and Executive Vice President   October 17, 2001
McGuffee, II, attorney in fact)       (Principal Financial Office)
Robert M. Fockler


/s/ Joe C. Weller (by Jere S.         Director and Executive Vice President   October 17, 2001
McGuffee, II, attorney in fact)       (Principal Accounting Officer)
Joe C. Weller


/s/ Jere S. McGuffee, II              Director and Executive Vice President   October 17, 2001
Jere S. McGuffee, II


/s/ John Bobango (by Jere S.          Director                                October 17, 2001
McGuffee, II, attorney in fact)
John Bobango


/s/ Charles D. Maxwell (by Jere S.    Secretary and Treasurer                 October 17, 2001
McGuffee, II, attorney in fact)
Charles D. Maxwell

                                Explanatory Note

This Registration Statement includes a base prospectus and two forms of prospectus supplement. Version 1 of the form of prospectus supplement may be used in offering a series of Asset-Backed Notes and Version 2 of the form of prospectus supplement may be used in offering a series of Pass-Through Certificates. Each such form is meant to be illustrative of the type of disclosure that might be presented for a series of certificates or notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series. These forms assume the possibility of certain types of credit enhancement, but as described in the base prospectus, the types of credit support may vary from series to series. Each base prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.